Exhibit 99.1

NEWS RELEASE

T. Rowe Price and Oak Hill Advisors Launch “OCREDIT” Private Credit Fund

Joint Offering Launching With Over $1.5 Billion in Capital

BALTIMORE, October 2, 2023 - T. Rowe Price and Oak Hill Advisors (OHA) are pleased to announce the launch of their joint investment offering, the T. Rowe Price OHA Select Private Credit Fund (OCREDIT). OCREDIT provides an OHA-managed private credit investment solution for income-oriented individual investors with the convenience of a non-traded, perpetual-life business development company (BDC) structure.

OCREDIT is launching with $1.5 billion of investible capital, making it one of the industry’s largest non-traded BDC launches. This includes over $600 million raised in equity commitments from T. Rowe Price and a group of global institutional investors with long-term investment orientations, in addition to $875 million in credit facility commitments. OCREDIT will build on this momentum by opening this perpetual offering to individual investors.

“From the beginning of our partnership with OHA, we have shared a vision to build a broader business in private markets by combining their expertise in private credit with T. Rowe Price’s global scale,” said Rob Sharps, chief executive officer and president of T. Rowe Price. “OCREDIT offers just that, bringing the benefits of private credit – historically available only to institutional investors – to individual investors and their advisors.”

OCREDIT seeks to generate attractive returns driven by generally strong and stable current income through different market environments, including periods of market volatility. The fund invests in a diversified portfolio of primarily senior secured, privately originated loans to larger, well-established, recession-resistant companies located predominately in North America. OCREDIT harnesses the differentiated capabilities of OHA’s $61 billion credit specialist platform developed and proven over its 30-year history.

“Consistent with OHA’s history, OCREDIT focuses on market-leading companies that we believe offer better credit profiles with experienced management teams, diverse sources of revenue and the potential to weather challenging market conditions,” said Eric Muller, portfolio manager and partner at OHA and OCREDIT chief executive officer. “We are a “go-to” financing partner for companies and their private equity sponsors, which enhances sourcing and our ability to lead and structure transactions with pricing and terms that reward our investors.”

OCREDIT seeks to capitalize on significant continued growth of the market for private credit, which is projected to expand from $1.5 trillion at the end of 2022 to $2.3 trillion by the end of 2027, according to data from Preqin.

“We expect the substantial growth in demand for private financing solutions to continue to drive an attractive investment opportunity for OCREDIT,” said Alan Schrager, senior partner and portfolio manager at OHA and chairman of OCREDIT. “We believe that directly originated loans at the top of the capital structure offer the most attractive absolute and relative value in corporate credit currently. Our highly selective approach and deep expertise as a leading credit specialist over decades also position us to manage downside risk across market cycles.”

T. Rowe Price acquired Oak Hill Advisors, L.P., in December 2021 to accelerate its expansion into alternative markets, complementing its existing global platform and ongoing strategic investments in its core capabilities. OCREDIT combines OHA’s institutional-quality1 investment strategy with T. Rowe Price’s differentiated investor experience and world-class client service.

Please visit www.ocreditfund.com for additional information.

ABOUT T. ROWE PRICE

Founded in 1937, T. Rowe Price (NASDAQ-GS: TROW) helps people around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interests first. Investors rely on the award-winning firm for its retirement expertise and active management of equity, fixed income, multi-asset and alternatives investment capabilities. T. Rowe Price manages $1.4 trillion in assets under management as of August 31, 2023, and serves millions of clients globally. News and other updates can be found on Facebook, Instagram, LinkedIn, Twitter, YouTube, and troweprice.com/newsroom.

ABOUT OAK HILL ADVISORS

OHA is a leading global alternative investment firm specializing in private lending, distressed credit, structured credit, real assets, special situations, leveraged loans, and high yield bonds. OHA manages approximately $61 billion of capital across credit strategies in pooled funds, collateralized loan obligations, and single investor mandates as of June 30, 2023. The firm’s global, primarily institutional investor base includes pension funds, sovereign wealth funds, insurance companies, foundations, endowments, fund of funds, family offices, and high net worth individuals. OHA is the private markets platform of T. Rowe Price (NASDAQ-GS: TROW). For more information, please visit oakhilladvisors.com.

T. ROWE PRICE AND OHA PR CONTACTS:

T. Rowe Price	Oak Hill Advisors
Bill Weeks	Natalie Harvard
+1 (914) 762-2858	+1 (212) 326-1505
bill.weeks@troweprice.com	nharvard@oakhilladvisors.com

1.	OCREDIT seeks to provide the same type of private credit investment solution to individual investors that was previously largely only available to OHA’s institutional clients.

For a more detailed description of OCREDIT’s investment guidelines and risk factors, please refer to the prospectus. Consider the investment objectives, risks, and charges and expenses carefully before investing or sending money. For a free prospectus containing this and other information, call 1-855-405-6488 or visit www.troweprice.com. Read it carefully.

A BDC is a special closed-end investment vehicle that is regulated under the Investment Company Act of 1940 (the “1940 Act”) and used to facilitate capital formation by smaller U.S. companies. BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private companies or U.S. publicly-traded companies with market capitalizations less than $250 million.

OCREDIT is a non-exchange traded business development company (“BDC”) that expects to invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans and other credit investments that are issued in private offerings or issued by private companies). This investment involves a high degree of risk. An investor should purchase these securities only if they can afford the complete loss of the investment.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or Regulation Best Interest standard to any or all purchasers.

As of October 2, 2023, OCREDIT is available in 48 states and territories, excluding Alabama, Arizona, Arkansas, Massachusetts, New York, and Washington. No offers or sales of OCREDIT securities may be made to residents of Alabama, Arizona, Arkansas, Massachusetts, New York, and Washington. As of October 2, 2023, OCREDIT is not registered for offer or sale outside of the United States.

BDCs may charge management fees, incentive fees, as well as other fees associated with servicing loans. These fees will detract from the total return.

OCREDIT may in certain circumstances invest companies experiencing distress, increasing the risk of default or failure. OCREDIT is not listed on an exchange, which heightens liquidity risk. OCREDIT has limited prior operating history, and there is no assurance that it will achieve its investment objectives. This is a “blind pool” offering and thus investors will not have the opportunity to evaluate our investments before we make them.  Investors should not expect to be able to sell shares regardless of performance and should consider that they may not have access to the money invested for an extended period of time and may be unable to reduce their exposure in a market downturn.

OCREDIT employs leverage, which increases the volatility of OCREDIT’s investments and will magnify the potential for loss. Fixed income securities are subject to credit risk, call risk, and interest rate risk. As interest rates rise, bond prices fall. Investments in high yield bonds involve greater risk. International investments can be riskier than U.S. investments and subject to foreign exchange risk.

OCREDIT is “non-diversified,” meaning it may invest a greater portion of its assets in a single company. OCREDIT’s share price can be expected to fluctuate more than that of a comparable diversified fund.  OCREDIT may invest in derivatives, which may be riskier or more volatile than other types of investments because they are generally more sensitive to changes in market or economic conditions.

Account opening and closing fees may apply depending on the amount invested and the timing of the account closure. There may be costs associated with the investments in the account such as periodic management fees, incentive fees, loads, other expenses or brokerage commissions. Fees for optional services may also apply.

Opinions and estimates offered herein constitute the judgment of Oak Hill Advisors, L.P. as of the date this document is provided to an investor and are subject to change, as are statements about market trends. All opinions and estimates are based on assumptions, all of which are difficult to predict and many of which are beyond the control of Oak Hill Advisors, L.P. In preparing this document, Oak Hill Advisors, L.P. has relied upon and assumed, without independent verification, the accuracy and completeness of all information. Oak Hill Advisors, L.P. believes that the information provided herein is reliable; however, it does not warrant its accuracy or completeness. Certain information contained in the materials discusses general market activity, industry, or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Diversification cannot assure a profit or protect against loss in a declining market. Potential investors are urged to consult a tax professional regarding the possible economic, tax, legal, or other consequences of them investing in OCREDIT in light of their particular circumstances.

In the United States, securities are offered through T. Rowe Price Investment Services, Inc., a broker dealer, registered with the U.S. Securities and Exchange Commission and a member of FINRA. Securities are offered through T. Rowe Price Investment Services, Inc., and advisory services are offered by Oak Hill Advisors, L.P. OHA is a T. Rowe Price company.

© 2023 Oak Hill Advisors. All Rights Reserved. OHA is a trademark of Oak Hill Advisors, L.P.  T. ROWE PRICE is a trademark of T. Rowe Price Group, Inc. All other trademarks shown are the property of their respective owners. Use does not imply endorsement, sponsorship, or affiliation of Oak Hill Advisors with any of the trademark owners.